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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-43952, No. 33-58584, No. 33-70666, No. 33-81902 and No. 333-948, all on Form
S-8, and in Registration Statement No. 333-26615 on Form S-3,of ShopKo Stores, Inc. of our report dated April 24, 1997, appearing in the Annual Report on Form 10-K of ShopKo Stores, Inc. and Subsidiaries for the year (52 weeks) ended February 22, 1997.



DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin
May 21, 1997